The Bancorp, Inc. Reports Third Quarter 2005 Earnings

Wilmington, Del. — October 25, 2005 — The Bancorp, Inc. (“Bancorp”) (Nasdaq NM: TBBK)

Financial highlights:

•	Return on average assets for the three months ended September 30, 2005 increased to 1.22% from 0.66% at September 30, 2004

•	Loans increased $265.4 million or 76.4% from September 30, 2004

•	Total assets grew to $838.8 million an increase of $306.5 million from September 30, 2004

Bancorp, a financial holding company, reported net income available to common shareholders for the three months ended September 30, 2005 of $1.7 million, or $0.12 diluted earnings per share, including a non-recurring expense of $459,000 ($0.04 per diluted share) related to a preferred stock conversion dividend, compared to net income available to common shareholders of $609,000, or $0.05 diluted earnings per share, for the three months ended September 30, 2004. Bancorp reported net income available to common shareholders for the nine months ended September 30, 2005 of $3.7 million, or $0.28 diluted earnings per share, including non-recurring expenses of $1.3 million ($0.06 per diluted share) related to the early redemption of trust preferred subordinated debt and $459,000 ($0.04 per diluted share) related to preferred stock conversion dividends, compared to net income available to common shareholders for the nine months ended September 30, 2004 of $1.0 million, or $0.10 diluted earnings per share.

At September 30, 2005, Bancorp’s total assets were $838.8 million, an increase of $262.6 million or 45.6% from December 31, 2004. Loans grew to $612.7 million an increase of $184.8 million or 43.2% from those of December 31, 2004, and deposits grew to $657.7 million, an increase of $269.6 million or 69.5% during the same period. Total common shares outstanding were 13,588,935 at September 30, 2005 and 11,888,061 at December 31, 2004.

Conference Call Webcast
Interested parties can access the LIVE webcast of Bancorp’s Quarterly Earnings Conference Call at 8:30 AM EDT on Wednesday, October 26, 2005 by clicking on the webcast link on Bancorp’s homepage at www.thebancorp.com. For those who are not available to listen to the live broadcast, the replay of the webcast will be available following the live call on Bancorp’s investor relations website and telephonically until Wednesday, November 2, 2005 by dialing 888-286-8010, access code 93639922.

About The Bancorp, Inc.
The Bancorp, Inc. is a bank holding company that operates The Bancorp Bank, an FDIC-insured commercial bank that delivers a full array of financial services and products both directly and through private-label affinity partner programs nationwide. The Bancorp Bank, through Philadelphia Private Bank, its regional community bank division, serves the needs of small and mid-size businesses and their principals in the Philadelphia-Wilmington region.

The Bancorp, Inc. Contact
Andres Viroslav
215-861-7990
andres.viroslav@thebancorp.com

The Bancorp, Inc.
Financial highlights
(unaudited)

	Three months ended			Nine months ended
	September 30,			September 30,
	2005	2004		2005	2004
		(dollars in thousands except per share data)
Condensed income statement
Net interest income	$8,755	$4,766		$22,587	$12,150
Provision for loan and lease losses	550	250		1,600	982
Non-interest income	970	744		3,275	2,163
Non-interest expense	5,670	4,431		15,790	11,555

Net income from operations	3,505	829		8,472	1,776
Payment expense from redemption of trust preferred
subordinated debt	—	—		(1,285)	—

Net income before income tax expense	3,505	829		7,187	1,776
Income tax expense	1,199	—		2,433	—

Net income	2,306	829		4,754	1,776
Less preferred stock dividends and accretion	(171)	(149)		(579)	(600)
Income allocated to Series A preferred shareholders	(21)	(71)		(45)	(152)
Less preferred stock conversion dividend	(459)	—		(459)	—

Net income available to common shareholders	$1,655	$609	(1)	$3,671	$1,024	(1)

Basic earnings per share net of preferred stock
conversion dividend	$0.16	$0.05		$0.33	$0.10

Basic earnings per share from preferred stock
conversion dividend	$(0.04)	$—		$(0.04)	$—

Basic earnings per share	$0.12	$0.05		$0.29	$0.10

Diluted earnings per share net of preferred stock
conversion dividend	$0.16	$0.05		$0.32	$0.10

Diluted earnings per share from preferred stock
conversion dividend	$(0.04)	$—		$(0.04)	$—

Diluted earnings per share	$0.12	$0.05		$0.28	$0.10

Weighted average shares — basic	12,917,879	11,617,580	(2)	12,540,093	9,774,875	(2)
Weighted average shares — diluted	13,426,497	11,712,362	(2)	12,948,421	9,823,047	(2)

	September 30,	June 30,	December 31,	September 30,
	2005	2005	2004	2004
Condensed balance sheet
Assets
Federal funds sold	$85,811	$4,858	$8,291	$53,604
Investment securities	105,888	107,860	120,252	113,810
Loans	612,712	556,421	427,881	347,275
Allowance for loan and lease losses	(5,075)	(4,610)	(3,593)	(2,955)
Other assets	39,493	72,437	23,448	20,561

Total assets	$838,829	$736,966	$576,279	$532,295

Liabilities and shareholders’ equity
Transaction accounts	381,941	$323,972	$205,249	$221,942
Time deposits	275,762	233,094	182,832	137,109

Total deposits	657,703	557,066	388,081	359,051
Other borrowings	45,546	45,252	60,052	47,372
Trust preferred subordinated debt	—	—	5,413	5,413
Other liabilities	2,487	3,964	1,331	1,119
Shareholder’s equity	133,093	130,684	121,402	119,340 (3)

Total liabilities and shareholders’ equity	$838,829	$736,966	$576,279	$532,295

	Third	Second	Fourth	Third
	quarter	quarter	quarter	quarter
	average 2005	average 2005	average 2004	average 2004
Average condensed balance sheet
Assets
Federal funds sold	$43,474	$65,345	$36,749	$35,422
Investment securities	107,112	105,558	116,518	113,523
Loans	583,119	530,003	383,800	332,736
Allowance for loan and lease losses	(4,805)	(4,278)	(3,050)	(2,844)
Other assets	28,398	37,173	18,839	20,117

Total assets	$757,298	$733,801	$552,856	$498,954

Liabilities and shareholders’ equity
Transaction accounts	$335,499	$347,151	$228,990	$208,366
Time deposits	239,013	212,781	150,291	132,192

Total deposits	574,512	559,932	379,281	340,558
Other borrowings	48,178	43,322	47,769	38,883
Trust preferred			5,413
Guaranteed preferred interest in Company’s
subordinated debt	—	—	—	5,250
Other liabilities	2,109	3,324	392	968
Shareholders’ equity	132,499	127,223	120,001	113,295

Total liabilities and shareholders’ equity	$757,298	$733,801	$552,856	$498,954

	September 30, 2005	June 30, 2005	December 31, 2004	September 30, 2004
	Amount	Amount	Amount	Amount
Loan Portfolio
Commercial	$98,067	$96,775	$89,327	$58,082
Commercial mortgage	187,040	167,185	140,755	122,731
Construction	156,442	133,962	97,239	78,461

Total commercial loans	441,549	397,922	327,321	259,274
Direct financing leases, net	74,895	73,863	44,795	42,860
Residential mortgage	46,183	47,115	31,388	26,980
Consumer loans and others	50,928	38,205	24,894	18,198

	613,555	557,105	428,398	347,312
Unamortized costs	(843)	(684)	(517)	(37)

Total loans, net of unamortized fees and costs	$612,712	$556,421	$427,881	$347,275

	Three months ended		Nine Months ended
	September 30,		September 30,
	2005	2004	2005	2004
Selected operating ratios
Return on average assets	1.22%	0.66%	0.90%	0.54%
Return on average equity	6.96%	2.93%	5.16%	2.47%
Net interest margin	4.77%	3.95%	4.47%	3.79%
Efficiency ratio	58.3%	80.4%	61.1%	80.7%
Book value per share	$9.70	$9.18	$9.70	$9.18

	As of or for the period ended
	September 30,
	2005	2004
Asset quality ratios
Nonperforming loans to total loans	0.04%	0.06%
Nonperforming assets to total assets	0.03%	0.04%
Allowance for loan and lease losses to total loans	0.83%	0.85%
Nonaccrual loans	$—	$—
Loans 90 days past due still accruing interest	$247	$205

(1) The September 30, 2004 net income reflects the December 2004 reorganization by eliminating the minority interest previously presented.

(2) The September 30, 2004 earnings per share and book value calculations include the shares issued in The Bancorp Bank’s public offering in February 2004. These shares were issued by The Bancorp, Inc. in December 2004 upon the completion of our reorganization.

(3) The September 30, 2004 shareholders’ equity includes the funds raised from The Bancorp Bank’s public offering in February 2004. These funds were contributed in December 2004 to The Bancorp, Inc. upon completion of our reorganization.